CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 24, 2025, with respect to the financial statements and financial highlights of Credit Suisse Asset Management Income Fund, Inc. included in this Annual Report (Form N-CSR) for the year ended December 31, 2024, into the Registration Statement (Form N-2, File No. 811-05012), filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

New York, NY

February 24, 2025